UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 16, 2012

K-V PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2280 Schuetz Road
St. Louis, MO		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2012, K-V Pharmaceutical Company (the “Company”) was notified by the New York Stock Exchange Regulation, Inc. (“NYSE”) that the Company fell below the NYSE’s continued listing standard for average market capitalization and stockholders’ equity.  Section 802.01B of the NYSE Listed Company Manual requires that the Company maintain an average market capitalization of not less than $50.0 million over a consecutive 30 trading-day period and total stockholders’ equity of not less than $50.0 million.

In the non-compliance notice, the NYSE also notified the Company that the average closing share price of its Class B Common Stock was below the NYSE’s continued listing standard for minimum average closing share price.  As previously announced, on June 26, 2012, the NYSE notified the Company that the average closing share price of its Class A Common Stock was below the NYSE’s continued listing standards for minimum average closing share price. Section 802.01C of the NYSE Listed Company Manual requires that any security listed on the NYSE trade at a minimum average closing share price of $1.00 during any consecutive 30 trading-day period.

Under the applicable rules of the NYSE, the Company must notify the NYSE within 10 business days of receipt of the non-compliance notice that it intends to cure the deficiency.  The Company intends to notify the NYSE within this time period that it intends to cure the deficiencies.  Within 45 days of receipt of the non-compliance notice, the Company must submit to the NYSE a business plan to demonstrate the Company’s ability to achieve compliance with the NYSE’s continued listing standards within 18 months of the Company’s receipt of the non-compliance notice.

During the cure period, the Company’s Class A Common Stock and Class B Common Stock will continue to be listed and traded on the NYSE, subject to the Company’s continued compliance with the NYSE’s other applicable listing rules.

On July 20, 2012, the Company announced, through a press release, its receipt of the non-compliance notice and its intention to cure the deficiencies.  A copy of the press release is attached hereto as Exhibit 99.1.

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Item 9.01	Financial Statements and Exhibits.

             (d)            The following exhibit is furnished as part of this report:

Exhibit Number                                                                Description

99.1                                Press Release dated July 20, 2012, issued by K-V Pharmaceutical Company.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com.  References to the Registrant’s website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website.  Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

*            *          *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and
Secretary